Exhibit 3.1

As Adopted on March 28, 2023

AMENDED AND RESTATED BYLAWS

OF

ATLAS CORP.

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office of the Corporation in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, P.O. Box 1405, Majuro, Marshall Islands MH 96960.

Section 1.2 Other Offices. The Corporation may also have an office or offices at such other place or places as the Corporation’s Board of Directors (the “Board of Directors” or the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

SHAREHOLDER MEETINGS

Section 2.1 Place of Meetings. Meetings of the shareholders of the Corporation for any purpose shall be held at such time and place, either within or without the Republic of the Marshall Islands, as shall be designated from time to time by the person calling the meeting.

Section 2.2 Annual Meeting. The annual meeting of shareholders of the Corporation shall be held on such day and at such time and place within or without the Republic of the Marshall Islands as the Board of Directors may determine for the purpose of electing directors and/or transacting any other proper business. The Chairman of the Board or, in the absence of the Chairman, another person designated by the Board, shall act as chairman of all annual meetings of shareholders.

Section 2.3 Nature of Business at Annual Meeting of Shareholders. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof); (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof); or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation.

Section 2.4 Special Meetings. Unless otherwise required by law or the Corporation’s Articles of Incorporation (as amended, the “Articles of Incorporation”), special meetings of the shareholders, for any purpose or purposes may be called only by (a) the Chairman of the Board, (b) the Board of Directors or (c) any shareholder holding at least a majority of the outstanding common shares. No other person or persons are permitted to call a special meeting, unless otherwise prescribed by law. No business may be conducted at the special meeting other than business specified in the notice. The Chairman, or in the absence of the Chairman, another person designated by the Board, shall act as the chairman of all special meetings of the shareholders.

Section 2.5 Notice of Meetings. Unless otherwise required by law or the Articles of Incorporation, notice of every meeting of shareholders shall state the date, hour, place and purpose of such meeting, and in the case of special meetings, shall also include the name of the person or persons at whose direction the notice is being issued, and shall be given personally or sent by mail or electronic transmission at least fifteen (15) but not more than sixty (60) days before such meeting, to each shareholder of record entitled to vote thereat and to each shareholder of record who, by reason of any action proposed at such meeting would be entitled to have his shares appraised if such action were taken, and the notice shall include a statement of that purpose and to that effect. If mailed, notice shall be deemed to have been given when deposited in the mail, directed to the shareholder at his address as the same appears on the record of shareholders of the Corporation or at such address as to which the shareholder has given notice to the Secretary. Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders may be given by electronic transmission in the manner now or hereafter provided in Section 65(2) of the Marshall Islands Business Corporations Act (the “BCA”) or any other applicable provision of the BCA. Notwithstanding anything herein to the contrary, all meetings of shareholders may be held electronically in accordance with the Marshall Islands Shareholder Meeting Regulations, 2020.

Section 2.6 Waiver of Notice. A written waiver of any notice, signed by a shareholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business to be transacted at nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.7 Shareholder List. The Secretary shall prepare, certify and make a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order with the address of and the number of voting shares registered in the name of each. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

Section 2.8 Quorum. Unless otherwise required by law or the Articles of Incorporation, at all meetings of shareholders there must be present either in person or by proxy shareholders of record holding at least a majority of the voting power of the shares of the Corporation issued and outstanding and entitled to vote at such meetings in order to constitute a quorum, but if less than a quorum is present, a majority of the voting power of those shares present either in person or by proxy shall have power to adjourn any meeting until a quorum shall be present.

Section 2.9 Adjournments. Any meeting of shareholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that may have been transacted at the original meeting. If the meeting is adjourned for lack of quorum, notice of the new meeting shall be given to each shareholder of record entitled to vote at the meeting. If after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice.

Section 2.10 Vote Required. At any meeting of shareholders at which a quorum is present, all matters shall be decided by a majority of the votes cast by the shareholders present in person or by proxy and entitled to vote, unless the matter is one for which, by express provision of statute, of the Articles of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the determination of such matter.

Section 2.11 Voting. Except as otherwise provided by the Articles of Incorporation, every shareholder shall have one vote for each share registered in his name. Each shareholder may exercise such voting right either in person or by proxy, provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date such proxy was authorized unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in the law of the Marshall Islands to support an irrevocable power. A shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary of the Corporation.

Section 2.12 Action by Shareholders Without a Meeting. Any action required or permitted to be taken by the shareholders of the Corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the shareholders entitled to vote with respect to the subject matter thereof. An electronic transmission consenting to an action to be taken and transmitted by a shareholder or proxyholder, or by a person or persons authorized to act for a shareholder or proxyholder, shall be deemed to be written and signed for the purposes of this Section 2.12, provided that any such electronic transmission sets forth or is delivered with information from which the corporation can determine (a) that the electronic transmission was transmitted by the shareholder or proxyholder or by a person or persons authorized to act for the shareholder or proxyholder and (b) the date on which such shareholder or proxyholder or authorized person or persons transmitted such electronic transmission.

Section 2.13 Fixing of Record Date for Meeting. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, and which record date shall not be more than sixty (60) nor less than fifteen (15) days prior to the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of the shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE III

DIRECTORS

Section 3.1 Powers. The Board of Directors shall have the powers set forth in the Articles of Incorporation and these Bylaws.

Section 3.2 Number. The number of persons constituting the Board of Directors shall be as set forth in the Articles of Incorporation.

Section 3.3 Election. Directors shall be elected in the manner set forth in the Articles of Incorporation.

Section 3.4 Nomination of Directors. Nominations of persons for election to the Board of Directors may be made at any annual or special meeting of shareholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation.

Section 3.5 Resignations. Any director of the Corporation may resign at any time, by giving notice in writing or by electronic transmission to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect after receipt of the applicable notice of resignation by the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation at the time specified in such notice or, if no time is specified, immediately upon receipt of such notice by the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. Unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.6 Removal. Directors shall be removed in the manner set forth in the Articles of Incorporation.

Section 3.7 Vacancies. Vacancies shall be filled in the manner set forth in the Articles of Incorporation.

Section 3.8 Chairman of the Board. The directors shall elect one of their members to be Chairman of the Board. As of the date of the adoption of these Bylaws, the Chairman shall be David L. Sokol. The Chairman of the Board shall perform such duties as may from time to time be assigned by the Board. The Chairman of the Board shall be subject to the control of and may be removed from such office by the Board (but shall remain a director).

Section 3.9 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, within or without the Republic of the Marshall Islands, as shall from time to time be determined by the Board of Directors.

Section 3.10 Special Meetings. Special meetings of the Board of Directors may be called only upon the written request of the Chairman of the Board, any two (2) members of the Board of Directors or any Shareholder or group of Shareholders holding at least a majority of the outstanding common shares. A Special meeting of the Board of Directors shall be held at the time and place, in or outside the Republic of the Marshall Islands, specified in the notice thereof. The Chairman of the Board or the Secretary shall call such special meeting of the Board of Directors within ten (10) days of the receipt by the Secretary of the written request to call a special meeting of the Board of Directors.

Section 3.11 Notice of Special Meeting. Notice of the date, time and place of each special meeting of the Board of Directors shall be given to each director at least forty-eight (48) hours prior to such meeting, unless the notice is given orally or delivered in person, in which case it shall be given at least twenty-four (24) hours prior to such meeting. For the purpose of this section, notice shall be deemed to be duly given to a director if given to him personally (including by telephone) or if such notice be delivered to such director by mail, email, facsimile or electronic transmission to his last known address, email address or facsimile number. Notice of any meeting of directors need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting except when the director attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.

Section 3.12 Quorum. At all meetings of the Board of Directors, the greater of (i) one-third of the entire Board of Directors and (ii) a majority of the directors at the time in office, present in person or by conference telephone, shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.13 Organization. Meetings shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board, by such other person as the directors may select. The Board of Directors shall keep written minutes of its meetings. The Secretary of the Corporation shall act as secretary of the meeting, but in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 3.14 Voting. Except as otherwise provided by applicable law, the Articles of Incorporation or these Bylaws, all matters presented to the Board shall be approved by a vote of the majority of the directors, present in person or by conference telephone, at any meeting of the Board at which a quorum is present. The Chairman shall not have any extra or tie-breaking vote.

Section 3.15 Action by Directors Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, whenever the vote of the directors at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Articles of Incorporation or of these Bylaws, the meeting and vote of the directors may be dispensed with if all the directors who would be entitled to vote upon the action, if such meeting were held, shall consent in writing or by electronic transmission to such corporate action being taken.

Section 3.16 Directors’ Meeting by Conference Telephone. Any one or more members of the Board of Directors or of any committee thereof may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to communicate with each other. Participation by such means shall constitute presence in person at a meeting.

Section 3.17 Compensation. The Board of Directors shall have the authority to fix the compensation of directors for their services. A director may also serve the Corporation in other capacities and receive compensation therefor.

Section 3.18 Interested Directors. No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers, or have a substantial financial interest, shall be either void or voidable for this reason alone or by reason alone that such director or directors are present at the meeting of the Board, or of a committee thereof, which approves such contract or transaction, or that his or their votes are counted for such purpose:(a) if the material facts as to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the Board or committee, and the board or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested director, or, if the votes of the disinterested directors are insufficient to constitute an act of the Board as defined in Section 55 of the BCA, by unanimous vote of the disinterested directors; or (b) if the material facts as to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholder. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

Section 3.19 Chairman of the Board. The Chairman of the Board, if there be one, shall preside at all meetings of the shareholders and of the Board, subject to Sections 2.2, 2.4 and 3.13 in the event of the Chairman’s absence from a meeting. The Chairman of the Board shall perform such other duties as may from time to time be assigned by the Board. The Chairman of the Board is not an officer of the Corporation and shall not be an executive unless so specified by his appointment to an office within the Corporation.

ARTICLE IV

COMMITTEES

Section 4.1 Constitution and Powers. Except as otherwise provided by applicable law, the Articles of Incorporation or these Bylaws, the Board may, by resolution adopted by a majority of the entire Board, designate one or more committees (in addition to the mandatory Standing Committees set forth in Section 4.2). Each committee shall consist of one or more directors of the Corporation and the composition of each such other committee shall be in compliance with the applicable Requirements (if any). Any committee, to the extent permitted by law (including the Requirements) and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation, if any, to be affixed to all papers that may require it. Each committee shall keep regular minutes and report to the Board of Directors when required. Unless a greater voting requirement is established by the entire Board of Directors, committees act and approve matters by a vote of a majority of the committee members. No committee shall have the authority to take the actions prohibited by Section 57(1) of the BCA (which, as of the date hereof, provides that no committee shall have the authority as to the following matters: (a) the submission to shareholders of any action that requires shareholders’ authorization under the BCA; (b) the filling of vacancies in the Board of Directors or in a committee; (c) the fixing of compensation of the directors for serving on the Board of Directors or on any committee; (d) the amendment or repeal of the Bylaws, or the adoption of new Bylaws; or (e) the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable).

Section 4.2 Standing Committees. The Board of Directors shall have an Audit Committee and such other committees (the Audit Committee, together such other committees, the “Standing Committees”), as may be required from time to time by the stock exchange listing requirements, if any (the “Requirements”). The Audit Committee (and such other Standing Committee as may be mandated by the Requirements) shall be composed entirely of “independent directors” within the meaning of the Requirements applicable to such committee. Except as may be required by the Requirements, each Standing Committee shall consist of two (2) (or such greater number as the Board of Directors may designate) directors, and the composition of each such Standing Committee shall be in compliance with the applicable Requirements, if any. Each Standing Committee shall have a written charter, which shall be approved by the Board of Directors and state the purpose and authority of such committee. Standing Committee charters shall be reviewed annually to reflect the activities of the respective committees, changes in applicable Requirements and other relevant considerations, and proposed revisions to such charters shall be approved by the Board of Directors.

ARTICLE V

OFFICERS

Section 5.1 Officers. The Board shall elect a Secretary. The Board may, subject to any consent of the shareholders required under the Articles of Incorporation, elect from time to time such other officers as, in the opinion of the Board, are desirable for the conduct of the business of the Corporation. Any two or more offices may be held by the same person unless otherwise prohibited by law, the Articles of Incorporation or these Bylaws; and provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation of the Corporation or these Bylaws to be executed, acknowledged or verified by two or more officers (unless at the time of execution only one person holds all officer positions).

Section 5.2 Chief Executive Officer. The Chief Executive Officer shall have supervisory authority over the business, affairs and property of the Corporation, and over the activities of the executive officers of the Corporation. The Chief Executive Officer may enter into and execute in the name of the Corporation, powers of attorney, contracts, bonds and other obligations which implement policies established by the Board. The Chief Executive Officer shall have all authority incident to the office of Chief Executive Officer, shall have such other authority and perform such other duties as may from time to time be assigned by the Board and shall report directly to the Board. If so elected by the Board, subject to any consent of the shareholders required under the Articles of Incorporation, the Chairman of the Board may be the Chief Executive Officer or any other officer.

Section 5.3 Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have such powers and perform such duties as may from time to time be assigned by the Chief Executive Officer or the Board. Without limiting the generality of the foregoing, the Chief Financial Officer may sign and execute contracts and other obligations pertaining to the regular course of his or her duties which implement policies established by the Board.

Section 5.4 Chief Operating Officer. The Chief Operating Officer, if elected, shall have general supervision of the daily business, affairs and property of the Corporation. The Chief Operating Officer shall have all authority incident to the office of Chief Operating Officer, and shall have such other authority and perform such other duties as may from time to time be assigned by the Chief Executive Officer or the Board.

Section 5.5 Vice Presidents. The Vice Presidents, if elected, shall have such powers and shall perform such duties as may from time to time be assigned to them by the Chief Executive Officer or the Board. Without limiting the generality of the foregoing, Vice Presidents may enter into and execute in the name of the Corporation contracts and other obligations pertaining to the regular course of their duties which implement policies established by the Board.

Section 5.6 Treasurer. If elected, the Treasurer shall, if required by the Board, give a bond for the faithful discharge of duties, in such sum and with such sureties as may be so required. Unless the Board otherwise declares by resolution, the Treasurer shall have custody of, and be responsible for, all funds and securities of the Corporation; receive and give receipts for money due and payable to the Corporation from any source whatsoever; deposit all such money in the name of the Corporation in such banks, trust companies or other depositories as the Board may designate; against proper vouchers, cause such funds to be disbursed by check or draft on the authorized depositories of the Corporation signed in such manner as shall be determined by the Board, and be responsible for the accuracy of the amounts of all funds so disbursed; regularly enter or cause to be entered in books to be kept by the Treasurer or under the Treasurer’s direction, full and adequate accounts of all money received and paid by the Treasurer for the account of the Corporation; render to the Board, any duly authorized committee of the Board of Directors or the Chief Executive Officer, whenever they or any of them, respectively, shall require the Treasurer to do so, an account of the financial condition of the Corporation and of all transactions of the Treasurer; and, in general, have all authority incident to the office of Treasurer and such other authority and perform such other duties as may from time to time be assigned by the Chief Executive Officer or the Board. Any Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall have such other duties and have such other powers as the Board may from time to time prescribe.

Section 5.7 Controller. If elected, the Controller shall be the chief accounting officer of the Corporation. The Controller shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as may from time to time be assigned by the Chief Executive Officer, or the Chief Financial Officer of the Board.

Section 5.8 Secretary. The Secretary shall act as secretary of all meetings of the shareholders and of the Board at which the Secretary is in attendance; shall keep the minutes thereof in the proper book or books to be provided for that purpose; shall see that all notices required to be given by the Corporation in connection with meetings of shareholders and of the Board are duly given; shall be the custodian of the seal of the Corporation and shall affix the seal or cause it or a facsimile thereof to be affixed to all certificates for stock of the Corporation and to all documents or instruments requiring the same, the execution of which on behalf of the Corporation is duly authorized in accordance with the provisions of these Bylaws; shall have charge of the stock records and also of the other books, records and papers of the Corporation relating to its organization and acts as a corporation, and shall see that the reports, statements and other documents related thereto required by law are properly kept and filed, all of which shall, at all reasonable times, be open to the examination of any director for a purpose reasonably related to such director’s position as a director; and shall, in general, have all authority incident to the office of Secretary and such other authority and perform such other duties as may from time to time be assigned by the Chief Executive Officer or the Board.

Section 5.9 Assistant Treasurers, Assistant Controllers and Assistant Secretaries. Any Assistant Treasurers, Assistant Controllers and Assistant Secretaries, if elected, shall perform such duties as from time to time shall be assigned to them by the Chief Executive Officer or the Board or by the Treasurer, Controller, if any, or Secretary, respectively. An Assistant Treasurer, Assistant Controller or Assistant Secretary need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board.

Section 5.10 Removal. Any officer may be removed, either with or without cause, by the Board at any meeting thereof, subject to any consent of the shareholders required under the Articles of Incorporation.

Section 5.11 Resignation. Any officer may resign at any time by giving notice to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation in writing or by electronic transmission. Any such resignation shall take effect at the time therein specified or if no time is specified, immediately. Unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.12 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled at any time by the Board.

Section 5.13 Bank Accounts. In addition to such bank accounts as may be authorized in the usual manner by resolution of the Board, the Chief Financial Officer or the Treasurer, with approval of the Chief Executive Officer may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as the Chief Executive Officer shall deem necessary or appropriate; provided, however, that payments from such bank accounts are to be made upon and according to the check of the Corporation as shall be specified in the written instructions of the Chief Financial Officer or the Treasurer or Assistant Treasurer of the Corporation with the approval of the Chief Executive Officer.

ARTICLE VI

FORM OF SHARES; ISSUANCE OF SHARES; SHARE CERTIFICATES

Section 6.1 Registered Form. The shares of any class or series may be represented by certificates in form meeting the requirements of law or may be uncertificated, as approved by the Board of Directors. Certificates shall be signed by an officer(s) and/or a director. These signatures may be facsimiles if the certificate is countersigned by a transfer agent other than the Corporation itself or its employees.

Section 6.2 Terms and Conditions of Issuance. Subject to the terms of the Articles of Incorporation, shares of the Corporation may be issued at such times, for such considerations and on such terms as may be established from time to time by the Board of Directors in its sole discretion without the approval of the shareholders.

Section 6.3 Number of Shares Represented by Certificates. Share certificates may be issued to represent more than one share. If shares held by a shareholder are represented by one share certificate, and if such shareholder disposes of part of his or her shares, such shareholder shall be entitled to request the issuance of a share certificate representing such shareholder’s remaining shares.

ARTICLE VII

LOST AND MUTILATED CERTIFICATES

If any shareholder can prove to the satisfaction of the Board of Directors or any transfer agent or registrar of the Corporation, that any share certificate has been mutilated, mislaid or destroyed, then, at such shareholder’s written request, a duplicate may be issued by the Board of Directors or any transfer agent or registrar of the Corporation on such terms and conditions as the Board of Directors may deem fit. Upon the issuance of the duplicate share certificate (on which it shall be noted that such certificate is a duplicate), the original share certificate shall be null and void vis-à-vis the Corporation. A mutilated share certificate may be exchanged for a duplicate certificate upon delivery of the mutilated certificate to the Board of Directors or any transfer agent or registrar of the Corporation. In case any person who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer or director before such certificate is issued, it may be issued by the Corporation with the same effect as if he/she were such officer or director at the date of issue.

ARTICLE VIII

SHAREHOLDERS REGISTER; TRANSFER OF SHARES; NOTICES

Section 8.1 Shareholders Register. The Board of Directors, or registrar or transfer agent, shall keep a shareholders register (the “Register”), which contains the names and addresses of all registered shareholders, the number and class of shares held by each shareholder, and the dates when the shareholders became owners of record together with any additional information required by the BCA from time to time. The Board of Directors shall regularly maintain the Register, including the registration in the Register of any issue, transfer and cancellation of shares.

Section 8.2 Addresses to be Furnished, Etc. Each shareholder is required to provide such shareholder’s address to the Corporation and any beneficial ownership information required under the BCA. The Corporation shall be entitled for all purposes to rely on the name and address of the aforementioned persons as entered in the Register. Such person may at any time change such person’s address as entered in the Register by means of a written notification to the Corporation at its principal office, or any transfer agent or registrar of the Corporation.

Section 8.3 Access to Register. At the request of a shareholder, the Board of Directors shall furnish an extract of the Register, free of charge, insofar as it relates to such person’s interest in a share.

Section 8.4 Location of Register. The Register shall be kept by the Board of Directors at the Corporation’s principal office, or by a registrar or transfer agent designated thereto by the Board of Directors at such other location as it may deem fit. In case the Register is kept at any location other than the Corporation’s principal office, then the registrar or transfer agent shall be obligated to send to the principal office of the Corporation a copy thereof from time to time. In case a registrar or transfer agent is appointed by the Board of Directors, then such registrar or transfer agent shall be authorized and, as the case may be, obligated to exercise the rights and fulfill the obligations set out in this Article with respect to the Register. The Register may be maintained electronically.

ARTICLE IX

BOOKS AND RECORDS

Section 9.1 Books of Account. The Board of Directors shall cause to be kept proper records of account with respect to all transactions of the Corporation as required by the BCA and in particular with respect to:

(i) all sums of money received and expended by the Corporation and the matters in respect of which the receipt and expenditure relates;

(ii) all sales and purchases of goods by the Corporation; and

(iii) all assets and liabilities of the Corporation.

Section 9.2 Minutes. The Board of Directors shall cause minutes to be duly entered in the books provided for the purpose:

(i) of all elections and appointments of Officers;

(ii) of the names of the Directors present at each meeting of the Board of Directors and of any committee appointed by the Board of Directors;

(iii) of all resolutions and proceedings of general meetings of the Board of Directors and meetings and committees appointed by the Board of Directors; and

(iv) of all meetings of the shareholders and of actions taken on consent by the shareholders.

Section 9.3 Place Where Books of Account and Minutes are Kept. The Corporation shall maintain its books of account and minutes in the location approved by the Board of Directors.

ARTICLE X

GENERAL PROVISIONS

Section 10.1 Term of Financial Year. The financial year of the Corporation shall run from the first day of January of each year up to and including the last day of December of such year.

Section 10.2 Seal. The corporate seal, if any, shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Marshall Islands.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal shall be in, charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 10.3 Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 10.4 Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Articles of Incorporation, the BCA or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 10.5 Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE XI

AMENDMENTS

Section 11.1 By the Shareholders. These Bylaws may be amended by the affirmative vote of the holders of not less than 66-2/3% in the aggregate of the voting power of the outstanding common shares of the Corporation, in addition to any other approval of the shareholders required by the Articles of Incorporation.

Section 11.2 By the Directors. These Bylaws may, subject to provisions of applicable law, be adopted, amended and repealed by the Board of Directors subject to the receipt of any shareholder approval required by the Articles of Incorporation; provided, that Section 11.1 may be amended only with the affirmative vote of not less than 66-2/3% of the outstanding common shares of the Corporation entitled to vote and any other approval of the shareholders required by the Articles of Incorporation.